EXHIBIT 10.2

COST REIMBURSEMENT AGREEMENT
This Cost Reimbursement Agreement (this “Agreement”) dated as of the 19th day of December, 2016 and effective as of January 1, 2017 (the “Effective Date”), by and among each of Griffin Capital Essential Asset REIT II, Inc., a Maryland corporation (the “Company”), Griffin Capital Securities, LLC, a Delaware limited liability company (the “Dealer Manager”), Griffin Capital Essential Asset Advisor II, LLC, a Delaware limited liability company (the “Advisor”), Griffin Capital Corporation, a California corporation (the “Sponsor,” and collectively with the Company, the Dealer Manager and the Advisor, the “Issuer Entities”), and American Enterprise Investment Services Inc. (“AEIS”). Capitalized terms used but not defined herein shall have the meanings ascribed to them under the Selected Dealer Agreement (as defined below).

WHEREAS, the Issuer Entities and Ameriprise Financial Services, Inc. (“Ameriprise”) have entered into a Selected Dealer Agreement dated May 5, 2015, as amended by the Amended and Restated Amendment to Selected Dealer Agreement dated December 22, 2015, Amendment No. 2 to Selected Dealer Agreement dated April 11, 2015, Amendment No. 3 to Selected Dealer Agreement, dated May 31, 2016, and Amendment No. 4 to the Selected Dealer Agreement dated as of December #, 2016 and effective January 1, 2017 (the “Selected Dealer Agreement”) that sets forth the understandings and agreements whereby Ameriprise will offer and sell, on a best efforts basis, for the account of the Company, shares (“Shares”) of common stock (the “Common Stock”) of the Company registered pursuant to the Registration Statement and Prospectus filed with the Securities and Exchange Commission, as the same may be amended or supplemented from time to time (the “Offering Documents”); and

WHEREAS, prior to the Effective Date, (i) pursuant to Section 3(d) of the Selected Dealer Agreement (a) the Dealer Manager re-allows to Ameriprise a marketing fee (the “Marketing Fee”) and (b) the Advisor pays or causes to be paid to Ameriprise the amount of any bona fide, itemized, separately invoiced due diligence expenses (the “Due Diligence Expenses”), (ii) pursuant to Section 6(a)(viii) of the Selected Dealer Agreement, the Dealer Manager will pay or cause to be paid, subject to Section 6(d) of the Selected Dealer Agreement, and as mutually agreed upon by the parties to the Selected Dealer Agreement, Ameriprise’s costs of technology associated with the offering, other costs and expenses related to such technology costs, and the facilitation of the marketing of the Shares and the ownership of such Shares by Ameriprise’s customers, including fees to attend Company-sponsored conferences (the “Distribution Expenses”), and (iii) pursuant to Section 6(b) of the Selected Dealer Agreement, the Company may reimburse Ameriprise to the extent that Ameriprise’s compliance with an Ad Hoc Request (as defined in Section 6(b) of the Selected Dealer Agreement) would cause Ameriprise to incur additional material expenses, in which case the Company and Ameriprise will mutually agree as to the payment of such expenses between the parties (the “Ad Hoc Request Expenses” and, collectively with the Marketing Fee, the Due Diligence Expenses, and the Distribution Expenses, the “Cost Reimbursement Compensation”); and

WHEREAS, AEIS, an SEC registered broker-dealer and Financial Industry Regulatory Authority (“FINRA”) member (CRD # 26506), is an affiliate of Ameriprise and currently provides clearing and related services solely and exclusively for Ameriprise; and

WHEREAS, the Dealer Manager and AEIS are parties to that certain Alternative Investment Product Networking Services Agreement, dated June 5, 2013 as amended (the “AIP Networking Agreement”), pursuant to which the broker-controlled accounts of Ameriprise’s customers that invest in the Company will be processed and serviced; and

WHEREAS, Ameriprise intends to migrate its cost reimbursement-related operations to AEIS as of the Effective Date, and thereafter AEIS shall provide such services to Ameriprise financial advisors affiliated with Ameriprise.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Issuer Entities and AEIS agree as follows:

1.    Cost Reimbursement Services

As of the Effective Date and continuing thereafter, AEIS will perform, for the benefit of the stockholders of the Company who are clients of Ameriprise, certain broker-dealer services including, but not limited to, distribution, marketing, administration and stockholder servicing support (the “Cost Reimbursement Services”), which were previously performed by Ameriprise under the Selected Dealer Agreement. Cost Reimbursement Services performed by AEIS will further include product due diligence, training and education, and other support-related functions. These Cost Reimbursement Services will be performed at AEIS by associated persons of AEIS.

2.    Payment Amounts

As of the Effective Date and continuing thereafter, in consideration of the Cost Reimbursement Services to be provided by AEIS, (i) the Marketing Fee shall be re-allowed directly to AEIS by the Dealer Manager, (ii) the amount of any Due Diligence Expenses shall be paid by the Advisor directly to or on behalf of AEIS (as directed by AEIS), (iii) the Dealer Manager shall pay or cause to be paid directly to AEIS the amount of any Distribution Expenses incurred by AEIS, subject to Section 3(f) of this Agreement and as mutually agreed upon by the parties to this Agreement, and (iv) the Company shall pay or cause to be paid directly to AEIS the amount of any Ad Hoc Request Expenses incurred by AEIS, subject to Section 3(f) of this Agreement and as mutually agreed upon by the parties to this Agreement. The Issuer Entities and AEIS specifically acknowledge and agree that the payments described in clauses (i), (iii) and (iv) of this Section 2 shall be remitted directly to AEIS, and the payment of Due Diligence Expenses in clause (ii) of this Section 2 shall be remitted directly to or on behalf of AEIS (as directed by AEIS), in each case separate and apart from the Selling Commissions (as defined in the Selected Dealer Agreement) and distribution and stockholder servicing fee (the “Distribution Fees”) payable to Ameriprise under Section 3(d) of the Selected Dealer Agreement. AEIS acknowledges and agrees that AEIS shall be entitled to receive only the Marketing Fees and other amounts payable to AEIS pursuant to the terms of this Agreement and AEIS shall not be entitled to receive the Selling Commissions and Distribution Fees payable to Ameriprise pursuant to the Selected Dealer Agreement, which shall continue to be remitted directly to Ameriprise pursuant to the terms of the Selected Dealer Agreement. For the avoidance of doubt, the Issuer Entities acknowledge and agree that such payment of Cost Reimbursement Compensation to AEIS shall not be paid as a ‘pass-through’ to Ameriprise for payment to AEIS.

3.    Payment Process

(a)
The Dealer Manager shall re-allow to AEIS out of its dealer manager fee a Marketing Fee of up to 1.5% of the full price of each Class T Share (except for Class T Shares sold pursuant to the DRIP) sold by Ameriprise; provided however, the Dealer Manager will not pay AEIS a Marketing Fee if the aggregate underwriting compensation to be paid to all parties in connection with the Offering exceeds the limitations prescribed by FINRA.

No payment of the Marketing Fee will be made in respect of subscriptions for Shares (or portions thereof) which are rejected by the Company. The Marketing Fee will be paid via an electronic wire transfer initiated by the Dealer Manager according to the wire instructions set forth immediately below on the second business day following the week in which the dealer manager fee on the applicable Shares sold by Ameriprise is received by the Dealer Manager from the Company. The Marketing Fee will be payable only with respect to transactions lawful in the jurisdictions where they occur. AEIS affirms that the Dealer Manager’s liability for the Cost Reimbursement Compensation and any other amount payable from the Dealer Manager to AEIS is limited solely to the amount of the dealer manager fees received by the Dealer Manager from the Company, and AEIS hereby waives any and all rights to receive payment of the Marketing Fee and any other amount due to AEIS until such time as the Dealer Manager has received from the Company the dealer manager fees from the sale of Shares by Ameriprise. No Marketing Fees shall be paid to AEIS for purchases made by an investor pursuant to the Company’s distribution reinvestment plan.

Wire Instructions:    American Enterprise Investment Services, Inc.
Wells Fargo of Minneapolis
ABA: 121000248
Account:  0001064022

(b)
The Advisor shall pay or cause to be paid to or on behalf of AEIS (as directed by AEIS) the amount of any Due Diligence Expenses consistent with the language in the Offering Documents, applicable regulations and FINRA rules. The Advisor shall pay or cause to be paid to or on behalf of AEIS (as directed by AEIS) the amount of any invoice for such Due Diligence Expenses within two weeks of the Advisor’s receipt of such invoice.

(c)
The Dealer Manager shall pay or cause to be paid directly to AEIS the amount of any Distribution Expenses incurred by AEIS, subject to Section 3(f) of this Agreement and as mutually agreed upon by the parties to this Agreement. The Dealer Manager shall pay or cause to be paid directly to AEIS the amount of any invoice for such Distribution Expenses within two weeks of the Dealer Manager’s receipt of such invoice.

(d)
The Company shall pay or cause to be paid directly to AEIS the amount of any Ad Hoc Request Expenses incurred by AEIS, subject to Section 3(f) of this Agreement and as mutually agreed upon by the parties to this Agreement. The Company shall pay or cause to be paid directly to AEIS the amount of any invoice for such Ad Hoc Request Expenses within two weeks of the Company’s receipt of such invoice.

(e)
AEIS will have sole responsibility and AEIS’s records will provide the sole basis (in each instance with the assistance of Ameriprise) for calculating the Marketing Fees payable to AEIS under this Agreement and the amounts of the Due Diligence Expenses, the Distribution Expenses and the Ad Hoc Request Expenses for which AEIS shall provide invoices under this Agreement. However, the Issuer Entities may provide records to assist AEIS in its calculations.

(f)
The parties acknowledge and agree that the total compensation paid to Ameriprise and AEIS in connection with the Offering pursuant to the Selected Dealer Agreement and this Agreement shall not exceed the limitations prescribed by FINRA, including the 10% limitation prescribed by FINRA Rule 2310 on compensation of participating broker-dealers, which is calculated with respect to the gross proceeds from sales of Shares by Ameriprise (except for Shares sold pursuant to the DRIP). The Company, the Dealer Manager and AEIS agree to monitor the payment of all fees and expense reimbursements to assure that FINRA limitations are not exceeded. Accordingly, if at any time the Company or the Dealer Manager determines in good faith that any payment to AEIS pursuant to this Agreement and/or any payment to Ameriprise pursuant to the Selected Dealer Agreement could result in a violation of the applicable FINRA regulations, the Company or the Dealer Manager shall promptly notify AEIS, and the Company, the Dealer Manager and AEIS agree to cooperate with each other to implement such measures as they determine are necessary to ensure continued compliance with applicable FINRA regulations. For the avoidance of doubt, if the Company or the Dealer Manager determines in good faith that any payment to AEIS pursuant to this Agreement and/or any payment to Ameriprise pursuant to the Selected Dealer Agreement could result in a violation of the applicable FINRA regulations and there is a dispute as to whether Ameriprise or AEIS will return such payment to the Company or the Dealer Manager in order to ensure continued compliance with applicable FINRA regulations, then AEIS agrees that AEIS shall return such payment or payments necessary to ensure continued compliance with applicable FINRA regulations. However, nothing in this Amendment shall relieve AEIS and the Dealer Manager of their obligations to comply with FINRA Rule 2310.

4.    Term and Termination

This Agreement will automatically terminate upon termination of the Selected Dealer Agreement.

5.    Disclosure

The Issuer Entities agree to keep current all disclosures in the Company’s Offering Documents regarding the payment of the Cost Reimbursement Compensation, as may be required by applicable federal and state laws, regulations and rules and the rules of any applicable self-regulatory organization (“SRO”), including but not limited to FINRA.

6.    Representations, Warranties and Covenants

(a)
Each of the Issuer Entities, jointly and severally represents, warrants and covenants to AEIS and AEIS represents, warrants and covenants to the Issuer Entities that: (a) it is duly organized, validly existing and in good standing under the laws of the state of its formation; (b) the execution, delivery and performance of this Agreement by such party have been duly authorized, do not violate its charter, by-laws or similar governing instruments or applicable law and do not, and with the passage of time will not, conflict with or constitute a breach under any other agreement, judgment or instrument to which it is a party or by which it is bound; (c) this Agreement is the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms; (d) it will comply with all applicable federal and state laws, regulations and rules and the rules of any applicable SRO, including but not limited to, FINRA rules and interpretations governing cash and non-cash compensation; and (e) it will comply with applicable AEIS policies governing cost reimbursement, current copies of which are available to the Issuer Entities from AEIS upon request.

(b)
AEIS represents to the Issuer Entities that performance of the Cost Reimbursement Services for which reimbursement is received by AEIS is consistent with the activities permitted under AEIS’s FINRA membership agreement.

(c)
Each of the Issuer Entities, jointly and severally, makes the representations, warranties and covenants in Section 2(ll) of the Selected Dealer Agreement for AEIS’s benefit to the same extent and on the same terms and conditions as the Issuer Entities had made such representations, warranties and covenants for Ameriprise’s benefit pursuant to Section 2(ll) of the Selected Dealer Agreement before it was amended by Amendment No. 4 to the Selected Dealer Agreement. For the avoidance of doubt, subject to AEIS’s execution and delivery to the Company and the Independent Valuation Firm (as defined in Section 2(ll) of the Selected Dealer Agreement) of an access and confidentiality agreement, substantially in the form attached to the Selected Dealer Agreement as Exhibit C, AEIS shall be permitted to share any documents and other information provided to it pursuant to Section 2(ll) of the Selected Dealer Agreement with Ameriprise, and, following the Company’s disclosure of the valuation in the SEC Disclosure Documents (as defined in Section 2(ll) of the Selected Dealer Agreement), and subject to the fair disclosure requirements of Regulation FD and to the provisions of any non-disclosure agreement between AEIS and the Independent Valuation Firm, nothing shall preclude Ameriprise from providing the name of the Independent Valuation Firm and/or a summary of its review to its clients and/or its financial advisors.

(d)
On and after the Effective Date, the Issuer Entities shall be required to deliver or cause to be delivered to AEIS any document required to be delivered to Ameriprise under Section 7 of the Selected Dealer Agreement. For the avoidance of doubt, any document required to be delivered to Ameriprise pursuant to Section 7 of the Selected Dealer Agreement may be dually addressed to Ameriprise and AEIS in order to satisfy the requirements of this Section 6(d).

7.    Indemnification

(a)
Each Issuer Entity, jointly and severally, agrees to indemnify, defend and hold harmless AEIS and each other person, if any who controls AEIS within the meaning of Section 15 of the Securities Act, and any of their respective officers, directors, employees and agents, to the same extent and on the same terms and conditions that such Issuer Entity is required, pursuant to Section 8(a) of the Selected Dealer Agreement to indemnify Ameriprise and each other person, if any who controls Ameriprise within the meaning of Section 15 of the Securities Act, and any of their respective officers, directors, employees and agents.

(b)
AEIS agrees to indemnify, defend and hold harmless each Issuer Entity, each of their directors and trustees, those of its officers who have signed the Registration Statement and each other person, if any, who controls an Issuer Entity within the meaning of Section 15 of the Securities Act to the same extent and on the same terms and conditions that Ameriprise is required to indemnify such persons pursuant to Section 8(b) of the Selected Dealer Agreement.

8.    Limitation of Liability

IN NO EVENT WILL ANY PARTY BE LIABLE TO ANY OTHER PARTY OR ANY THIRD PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL OR INDIRECT DAMAGES (INCLUDING BUT NOT LIMITED TO LOST PROFITS), EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES.

9.    No Third Party Beneficiaries

The parties do not intend to create any third party beneficiaries to this Agreement.

10.    Arbitration

Any dispute by the parties regarding this Agreement shall be arbitrated in accordance with the rules and regulations of FINRA. In the event of any dispute between the parties, AEIS and the Issuer Entities will continue to perform their respective obligations under this Agreement in good faith during the resolution of such dispute unless and until this Agreement is terminated in accordance with the provisions hereof.

11.    No Agency, Joint Venture or Partnership

For purposes of this Agreement, AEIS and its agents and delegates, if any, have no authority to act as agent for the Issuer Entities in any matter or in any respect. This Agreement does not establish a joint venture or partnership between or among AEIS and the Issuer Entities.

12.    Survival

The respective rights and obligations of the parties hereunder, including but not limited to those under Sections 3, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18 and 19 will indefinitely survive the termination of this Agreement to the extent necessary to preserve the intended rights and obligations of the parties.

13.    Notices

Any notice, request, demand, approval or other communication required or permitted herein will be in writing addressed as set forth immediately below with respect to each party, or to such other address subsequently specified by a party in writing, and will be deemed given on the date sent if delivered personally or on the next day after it is sent if sent via overnight delivery by Federal Express or similar delivery service, or on the third day after it is sent via registered mail with the U.S. Postal Service:

If to the Company or the Dealer Manager:
Griffin Capital Essential Asset REIT II, Inc.
Griffin Capital Plaza
1520 E. Grand Avenue
El Segundo, California 90245
Attention: Howard Hirsch
Vice President and Secretary

If to AEIS:
American Enterprise Investment Services Inc.
10749 Ameriprise Financial Center
Minneapolis, MN 55474
Attention: Frank McCarthy
Senior Vice President and General Manager

14.    Use and Disclosure of Confidential Information. Notwithstanding anything to the contrary contained in this Agreement, and in addition to and not in lieu of other provisions in this Agreement:

(a) “Confidential Information” includes, but is not limited to, all proprietary and confidential information of any party to this Agreement and their respective subsidiaries, affiliates, and licensees, including without limitation all information regarding the business and affairs of such entities, all information regarding such entities’ customers and the customers of their subsidiaries, affiliates, or licensees; the accounts, account numbers, names, addresses, social security numbers or any other personal identifier of such customers; and any information derived therefrom. Confidential Information will not include information which is (i) in or becomes part of the public domain, except when such information is in the public domain due to disclosure by any party that violates the terms of this Agreement, (ii) demonstrably known to any party to this Agreement prior to the date of execution of this Agreement, is permitted to be used without restriction and is not under any confidentiality obligation applicable to the information, (iii) independently developed by a party to this Agreement in the ordinary course of business without reference to or reliance upon any Confidential Information furnished by any party to this Agreement, or (iv) rightfully and lawfully obtained by any party to this Agreement or from any third party other than any party to this Agreement without restriction and without breach of this Agreement.

(b) Each party agrees that it may not use or disclose Confidential Information for any purpose other than to carry out the purpose for which Confidential Information was provided to it as set forth in this Agreement and/or as may otherwise be required or compelled by applicable law, regulation or court order, and agrees to cause its respective parent company, subsidiaries and affiliates, and consultants or other entities, including its directors, officers, employees and designated agents, representatives or any other party retained for purposes specifically and solely related to the use or evaluation of Confidential Information as provided for in this Section 14 (“Representatives”) to limit the use and disclosure of Confidential Information to that purpose. If any party or any of its respective Representatives is required or compelled by applicable law, regulation, court order, decree, subpoena or other validly issued judicial or administrative process to disclose Confidential Information, such party shall use commercially reasonable efforts to notify the appropriate party of such requirement prior to making the disclosure.

(c) Each party agrees to implement reasonable measures designed (i) to assure the security and confidentiality of Confidential Information; (ii) to protect Confidential Information against any anticipated threats or hazards to the security or integrity of such information; (iii) to protect against unauthorized access to, or use of, Confidential Information that could result in substantial harm or inconvenience to any customer; (iv) to protect against unauthorized disclosure of non-public personal information to unaffiliated third parties; and (v) to otherwise ensure its compliance with all applicable domestic, foreign and local laws and regulations (including, but not limited to, the Gramm-Leach-Bliley Act and Massachusetts 201 C.M.R. sections 17.00-17.04, as applicable ) and any other legal, regulatory or SRO requirements. Each party further agrees to cause all of its respective Representatives or any other party to whom it may provide access to or disclose Confidential Information to implement appropriate measures designed to meet the objectives set forth in this paragraph. Each party agrees that if there is a breach or threatened breach of the provisions of this Section 14, the other parties may have no adequate remedy in money or damages and accordingly shall be entitled to seek injunctive relief and any other appropriate equitable remedies for any such breach without proof of actual injury. Each party further agrees that it shall not oppose the granting of such relief and that it shall not seek, and agrees to waive any requirement for, the posting of any bond in connection therewith. Such remedies shall not be deemed to be the exclusive remedies for any breaches of the provisions of this Section 14 by a party or its respective representatives, and shall be in addition to all other remedies available at law or in equity.

(d) Upon a party’s request, the other parties shall promptly return to the requesting party any Confidential Information (and any copies, extracts, and summaries thereof) of which it is in possession, or, with the requesting party’s written consent, shall promptly destroy, in a manner satisfactory to the requesting party, such materials (and any copies, extracts, and summaries thereof) and shall further provide the requesting party with written confirmation of same; provided, that, each of the other parties shall be permitted to (i) retain all or any portion of the Confidential Information, in accordance with the confidentiality obligations specified in this Section 14, to the extent required by applicable law or regulatory authority; and (ii) retain or use any such Confidential Information in connection with investigating or defending itself against allegations or claims made or threatened by regulatory authorities under applicable securities laws if reasonably necessary; provided that, promptly upon receiving any such demand or request and, to the extent it may legally do so, such receiving party advises the disclosing party of such demand or request prior to making such disclosure.
15.    Governing Law; Jurisdiction and Venue

Regardless of the place of its physical execution or performance, the provisions of this Agreement will in all respects be construed according to, and the rights and liabilities of the parties hereto will in all respects be governed by, the substantive laws of New York without regard to and exclusive of New York’s conflict of laws rules.

16.    Partial Invalidity

The invalidity of any provision of this Agreement will not impair or affect the validity of the remaining portions hereof, and this Agreement will be construed as if such invalid provision had not been included herein.

17.    Entire Agreement

This Agreement, including the Recitals which are hereby incorporated into the Agreement express the entire understanding of the parties hereto with respect to the provision by AEIS of the Cost Reimbursement Services and the payment of the Cost Reimbursement Compensation to AEIS, and it supersedes and replaces any and all former agreements, understandings, letters of intent, representations or warranties relating to such subject matter, and contains all of the terms, conditions, understandings, representations, warranties, and promises of the parties hereto in connection therewith. For the avoidance of doubt, the AIP Networking Agreement shall continue in full force and effect on and after the Effective Date.

18.    Assignment

This Agreement cannot be assigned by any party except by mutual written consent and except that this Agreement may be assigned without prior written consent (but upon written notice) by any party to any company: (a) that acquires all or substantially all of that party's assets, or into which the party is merged or otherwise reorganized or (b) that controls, is controlled by or is under common control with such party.  This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

19.    Amendment, Waiver and Modification

No modification, alteration or amendment of this Agreement will be valid or binding unless in writing and signed by all parties. No waiver of any term or condition of this Agreement will be construed as a waiver of any other term or condition; nor will any waiver of any default or breach under this Agreement be construed as a waiver of any other default or breach. No waiver will be binding unless in writing and signed by the party waiving the term, condition, default or breach. Any failure or delay by any party to enforce any of its rights under this Agreement will not be deemed a continuing waiver or modification hereof and said party, within the time provided by law, may commence appropriate legal proceedings to enforce any or all of such rights.

20.    Construction

Each party has cooperated in the drafting and preparation of this Agreement, which will not be construed against any party on the basis that the party was the drafter.

21.    Counterparts

This Agreement may be executed manually or by facsimile transmission signature in any number of counterparts. Each of such counterparts will for all purposes be deemed an original, and all such counterparts will together constitute but one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have hereto executed this Amendment as of the date first above written.

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.

		By:	/s/ Kevin A. Shields
		Name:	Kevin A. Shields
		Title:	Chief Executive Officer

GRIFFIN CAPITAL SECURITIES, LLC

		By:	/s/ Kevin A. Shields
		Name:	Kevin A. Shields
		Title:	Chief Executive Officer

GRIFFIN CAPITAL ESSENTIAL ASSET ADVISOR II, LLC

		By:	/s/ Kevin A. Shields
		Name:	Kevin A. Shields
		Title:	Chief Executive Officer

GRIFFIN CAPITAL CORPORATION

		By:	/s/ Kevin A. Shields
		Name:	Kevin A. Shields
		Title:	Chief Executive Officer

AMERIPRISE ENTERPRISE INVESTMENT SERVICES INC.

By:	/s/ John Iachello
Name:	John Iachello
Title:	President and CEO